AMENDED SCHEDULE A*

                             DATED FEBRUARY 1, 2008

                                       TO

                          INVESTMENT ADVISORY AGREEMENT

                               DATED JULY 1, 2005

                                     BETWEEN

             WT MUTUAL FUND AND RODNEY SQUARE MANAGEMENT CORPORATION

                             FUNDS OF WT MUTUAL FUND

                    Wilmington Multi-Manager Real Asset Fund


*Amended schedule only reflects terms relevant to the Wilmington Multi-Manager Real Asset Fund.



                                           WT MUTUAL FUND



                                           By: /s/ Charles D. Curtis
                                           -------------------------------------
                                           Name: Charles D. Curtis
                                           Title: Vice President & Treasurer


                                           RODNEY SQUARE MANAGEMENT CORPORATION


                                           By: /s/ John J. Kelley
                                           -------------------------------------
                                           Name: John J. Kelley
                                           Title: Chief Operations Officer



Dated:  February 1, 2008

                               AMENDED SCHEDULE B*

                             DATED FEBRUARY 1, 2008

                                       TO

                          INVESTMENT ADVISORY AGREEMENT

                               DATED JULY 1, 2005

                                     BETWEEN

             WT MUTUAL FUND AND RODNEY SQUARE MANAGEMENT CORPORATION

                        INVESTMENT ADVISORY FEE SCHEDULE

--------------------------------------------------------------------------------
                                                   ANNUAL FEE AS A PERCENTAGE
WILMINGTON FUND                                    OF AVERAGE DAILY NET ASSETS
                                                  ("ASSETS")
--------------------------------------------------------------------------------
Multi-Manager Real Asset                           0.35% on Assets,
                                                   except those Assets allocated
                                                   to the inflation-protected
                                                   debt securities ("TIPS")
                                                   strategy or the Enhanced Cash
                                                   Strategy; and

                                                   For assets allocated to the
                                                   TIPS strategy: 0.42% of the
                                                   first $25 million in Assets
                                                   allocated to the TIPS
                                                   strategy; 0.39% of the next
                                                   $25 million in Assets
                                                   allocated to the TIPS
                                                   strategy; and 0.37% of Assets
                                                   over $50 million;

                                                   For assets allocated to the
                                                   Enhanced Cash Strategy: 0.43%
                                                   of Assets allocated to the
                                                   Enhanced Cash Strategy.

--------------------------------------------------------------------------------


* Amended schedule only reflects terms relevant to the Wilmington Multi-Manager Real Asset Fund.

                                           WT MUTUAL FUND



                                           By: /s/ Charles D. Curtis
                                           -------------------------------------
                                           Name: Charles D. Curtis
                                           Title: Vice President & Treasurer


                                           RODNEY SQUARE MANAGEMENT CORPORATION


                                           By: /s/ John J. Kelley
                                           -------------------------------------
                                           Name: John J. Kelley
                                           Title: Chief Operations Officer



Dated:  February 1, 2008